ENERGY SERVICE EXPERTS
AMENDED AND RESTATED AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT
This Amended and Restated At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (this “Agreement”) is made by and between Solar Service Experts, LLC, d/b/a Energy Service Experts (the “Company”), on behalf of itself, its parent, subsidiaries, affiliates, successors, and assigns (together with the Company, the “Company Parties”), and Jonathan M. Norling (“Employee”), amended and restated as of January 1, 2022 and effective as of March 15, 2019 (“Effective Date”). Employee and the Company Parties may sometimes be referenced herein individually as “Party” or collectively as the “Parties.”
In consideration of the mutual promises below, Employee’s employment with the Company, Employee’s receipt of previously undisclosed Company Confidential Information (as defined below), and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the following terms:
1.At-Will Employment

EMPLOYEE UNDERSTANDS AND ACKNOWLEDGES THAT EMPLOYEE’S EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT- WILL” EMPLOYMENT. EMPLOYEE ALSO UNDERSTANDS THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE CEO OF ENERGY SERVICE EXPERTS. ACCORDINGLY, EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE’S EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT CAUSE (AS DEFINED BELOW) AND WITH OR WITHOUT PRIOR NOTICE, AT EMPLOYEE’S OPTION OR AT THE OPTION OF THE COMPANY. EMPLOYEE FURTHER ACKNOWLEDGES THAT THE COMPANY MAY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY.
2.Termination of Employment
A.By the Company for Cause. Employee’s employment with the Company may be terminated by the Company, at any time, for “Cause” if, as determined by the Company in its sole discretion, Employee: (i) has committed an act involving fraud, dishonesty, disloyalty, or a conflict of interest against any of the Company Parties, (ii) has been convicted of or enters a plea of nolo contendere to any felony or a misdemeanor involving honesty, integrity, moral turpitude, or unethical conduct, (iii) has engaged in misconduct that results or could have resulted in serious injury (monetary or otherwise) to any of the Company Parties or is detrimental to any of the Company Parties’ business, reputation, or goodwill,
(iv) in carrying out Employee’s assigned duties, has engaged in negligence that results in material injury, monetary or otherwise, to any of the Company Parties, (v) uses illegal drugs or becomes intoxicated by alcohol or drugs in a manner that adversely affects Employee’s ability to perform Employee’s duties,
(vi) fails to cooperate in any respect with any investigation or inquiry authorized by any of the Company Parties or conducted by a governmental authority related to any of the Company Parties’ business,
(vii) fails to comply in any respect with any written or oral direction of any of the Parties that relates to the performance of Employee’s duties that Employee can physically perform, (viii) has violated any of the Company Parties’ written policies or rules, or (ix) fails to perform or uphold in any material respect any duty under this Agreement.
B.By the Company without Cause. Employee’s employment with the Company may be terminated by the Company, at any time, without Cause.
C.By the Employee for Good Reason. Employee shall have the right to terminate Employee’s employment with the Company for Good Reason, which shall mean: (i) a material diminution in Employee’s base salary; (ii) a material diminution in Employee’s authority, duties and responsibilities;
(iii) a material breach by the Company of any of its covenants or obligations, in each case, to Employee under this Agreement; or (iv) the relocation of the geographic location of Employee’s principal place of employment by more than fifty miles from the location of Employee’s principal place of employment as of the Effective Date. Notwithstanding the foregoing provisions of this Section 2 or any other provision of this Agreement to the contrary, any assertion by Employee of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) the condition giving rise to Employee’s termination of employment must have arisen without Employee’s written consent; (B) Employee must provide written notice to the Company of the existence of such condition(s) within sixty days after the initial occurrence of such condition(s); (C) the condition(s) specified in such notice must remain uncorrected for thirty (30) days following the Company’s receipt of such written notice; and (D) the date of Employee’s termination of employment must occur within 180 days after the initial occurrence of the condition(s) specified in such notice, otherwise, the Employee shall be deemed to have accepted the condition(s), or the Company’s correction of such condition(s), that may have given rise to the existence of Good Reason.
D.By the Employee Without Good Reason. Employee shall have the right to terminate Employee’s employment with the Company for convenience at any time and for any other reason, or no reason at all, upon notice to the Company; provided, however, that if Employee has provided notice to the Company of Employee’s termination of employment without Good Reason, the Company may determine, in it sole discretion, that such termination shall be effective on any date prior to the effective date of termination provided in such notice (and, if such earlier date is so required, then it shall not change the basis for Employee’s termination of employment nor be construed or interpreted as a termination of employment pursuant to Section 2.b).
E.Payments Upon Certain Terminations. If Employee’s employment is terminated by the Company without Cause or by the Employee with Good Reason, the Company shall pay Employee a one-time lump sum “Termination Payment” equal to the sum of (i) three months’ of Employee’s regular base pay and benefits, less applicable withholdings and deductions, (ii) any unpaid bonus awarded to Employee prior to the employment termination (including without limitation any amounts awarded pursuant to the Company’s Short Term Incentive Compensation Plan or Long Term Compensation Plan),
(iii) any bonus to which Employee would have been entitled under the Company’s Short Term Incentive Compensation Plan or other agreement had the Employee remained employed by the Company as of the date such bonus would have been awarded, pro-rated to the termination date, and (iv) if the employment termination is by the Company without Cause and the Company does not provide Employee with at least 30 days’ advance notice of such employment termination, a one-time lump sum “Notice Differential Payment,” less applicable withholdings and deductions. For purposes of this Agreement, the Notice Differential Payment shall be an amount equal to the difference between (x) the base salary that Employee earns between the date the Company provides notice of termination without Cause and the last date of Employee’s employment, and (y) the base salary and benefits that Employee would have received if the Company had given Employee 30 days’ advance notice of termination without Cause. If Employee’s employment is terminated by the Company without Cause in the event of the death or disability of the Employee, the Company shall pay Employee or his heirs an amount equal to one-half of the Termination Payment and one-half of the Notice Differential Payment that would be owed to the Employee. As a condition to receiving the Termination Payment, Employee must sign a separation agreement that shall be presented to Employee in connection with the ending of Employee’s employment, substantially in the form attached hereto as Exhibit C, which shall include a release of all claims against the Company Parties and such other terms as may be required by the Company. Employee will also be entitled to receive all payments for benefits after termination, including payments required under the Consolidated Omnibus Budget Reconciliation Act of 1985, in one lump sum.
3.Confidentiality

A.Definition of Confidential Information. In exchange for Employee’s promises made in this Agreement, the Company will provide Employee access to previously undisclosed valuable, proprietary, confidential, or trade secret information (including any and all combinations of individual items of information), without regard to the length of Employee’s employment, that the Company has or will develop, acquire, create, compile, discover, or own that has value in or to the Company’s (or any of the other Company Parties’) business which is not generally known and which the Company (or any of the other Company Parties) wishes to maintain as confidential (“Company Confidential Information”). Company Confidential Information includes both information disclosed by the Company to Employee, and information developed or learned by Employee during the course of Employee’s employment with the Company. Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of any of the Company Parties, whether or not such information is identified as Company Confidential Information. By example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the any of the Company Parties’ actual or anticipated business and/or products, research or development, or technical data, trade secrets (as defined by applicable law), or know-how, including, but not limited to, research, product plans, or other information regarding any of the Company Parties’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which Employee called or with which Employee may become acquainted during the term of Employee’s employment), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by any of the Company Parties, directly or indirectly, in writing, orally, or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information shall not include any such information that (i) was publicly known or made generally available prior to the time of disclosure by the Company to Employee; (ii) becomes publicly known or made generally available after disclosure by the Company to Employee through no wrongful action or omission by Employee; or (iii) is in Employee’s rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by Employee’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. Employee understands that nothing in this Agreement is intended to limit Employee’s rights to discuss the terms, wages, and working conditions of Employee’s employment, as protected by applicable law. In addition, Employee shall be permitted without violating this Agreement to disclose Company Confidential Information to the extent the disclosure is required by applicable state, federal, or other laws.
B.Nonuse and Nondisclosure. Employee agrees that during and after Employee’s employment with the Company, Employee will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of, Company Confidential Information. Employee agrees that Employee will not, at any time during or after Employee’s employment with the Company, (i) use Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of Employee’s employment, or (ii) disclose, directly or indirectly, any Company Confidential Information, in whole or in part, to any third party without the prior written authorization of the President, CEO, or the Board of Directors of the Company. Employee agrees that Employee obtains no title to any Company Confidential Information, and that as between the Parties, Energy Service Experts retains all Company Confidential Information as the sole property of Energy Service Experts. Employee understands that Employee’s unauthorized use or disclosure of Company Confidential Information during Employee’s employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. Employee also understands that Employee’s obligations under this Section 3.B shall continue after termination of Employee’s employment.
(1)Permitted Disclosures. Nothing in this Agreement will prevent Employee from: (i) making a report (other than in bad faith) of possible violations of applicable law to any governmental agency or entity; or (ii) making disclosures that are protected under the whistleblower provisions of applicable law. Prior to disclosure when compelled by applicable law; Employee shall provide prior written notice to the Company’s CEO and General Counsel (as applicable).
(2)Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement, Employee will not be held criminally or civilly liable under federal or state trade secret law for any disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the Company’s trade secrets to Employee's attorney and use the trade secret information in the court proceeding if the Employee (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.
C.Former Employer Confidential Information. Employee agrees that during Employee’s employment with the Company, Employee will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which Employee has an obligation to keep in confidence. Employee further agrees that Employee will not bring onto the Company’s premises or transfer onto the Company’s technology systems any non-public document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.
D.Third Party Information. Employee acknowledges that, as a result of Employee’s employment by the Company, Employee will have access to, or knowledge of, confidential or proprietary information or trade secrets of third parties, such as the Company’s customers, suppliers, licensors, licensees, partners, or collaborators (“Third Party Confidential Information”). Employee agrees to preserve and protect the confidentiality of such Third Party Confidential Information to the same extent as the Company Confidential Information and consistent with the Company’s agreement with any such third parties. Employee further agrees to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Third Party Confidential Information. Employee understands that any unauthorized use or disclosure of Third Party Confidential Information or violation of any Company policies during Employee’s employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company.
4.Ownership
A.Assignment of Inventions. Employee agrees that all right, title, and interest in and to any and all copyrightable material, notes, records, ideas, drawings, designs, logos, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Employee, solely or in collaboration with others, during the period of time Employee is in the employ of the Company (whether during business hours or otherwise and whether on the Company’s premises or otherwise), or with the use of the Company Parties’ equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section 4.G below (collectively, “Inventions”), are the sole property of the Company. Employee agrees to promptly make full written disclosure to the Company of any Inventions, and to deliver and assign, and hereby does irrevocably assign fully to the Company, all of Employee’s rights, title, and interest in and to Inventions. Employee agrees that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. Employee further acknowledges that all original works of authorship that are made by Employee (solely or jointly with others) within the scope of and during Employee’s employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. Employee understands and agrees that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to Employee as a result of the Company’s efforts to commercialize or market any such Inventions.
B.Pre-Existing Materials. Employee will inform the Company in writing before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by Employee or in which Employee has an interest prior to, or separate from, Employee’s employment with the Company, including without limitation, any such inventions that meet the criteria set forth herein under Section 4.G (“Prior Inventions”) into any Invention or otherwise utilizing any such Prior Invention in the course of Employee’s employment with the Company, and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Employee will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets, and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company’s prior written permission. Employee has attached hereto as Exhibit A, a list describing all Prior Inventions or, if no such list is attached, Employee represents and warrants that there are no such Prior Inventions. Furthermore, Employee represents and warrants that if any Prior Inventions are included on Exhibit A, they will not materially affect Employee’s ability to perform all obligations under this Agreement.
C.Moral Rights. Any assignment to Energy Service Experts of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure, and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Employee hereby irrevocably waives and agrees not to enforce any and all Moral Rights, including without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
D.Maintenance of Records. Employee agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Employee (solely or jointly with others) during the term of Employee’s employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between the Company and Employee, the records are and will be available to and remain the sole property of Energy Service Experts at all times.
E.Further Assurances. Employee agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company and its nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. Employee agrees that Employee’s obligations under this Section 4.E shall continue after the termination of Employee’s employment with the Company.
F.Attorney-in-Fact. Employee agrees that, if the Company is unable because of Employee’s unavailability, mental or physical incapacity, or for any other reason to secure Employee’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to Energy Service Experts in Section 4.A, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and on Employee’s behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Employee. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
G.Exception to Assignments. Employee understands that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any Invention that Employee has developed entirely on Employee’s own time without using any of the Company Parties’ equipment, supplies, facilities, trade secret information, or Company Confidential Information (an “Other Invention”) except for those Other Inventions that either (i) relate at the time of conception or reduction to practice of such Other Invention to any of the Company Parties’ business, or actual or anticipated research or development, or (ii) result from or relate to any work that Employee performed for any of the Company Parties or to any Company Confidential Information or Inventions. Employee will not incorporate, or permit to be incorporated, any Other Invention owned by Employee or in which Employee has an interest into a Company product, process, or service without the Company’s prior written consent. Notwithstanding the foregoing sentence, if, in the course of Employee’s employment with the Company, Employee incorporates into a Company (or any of the other Company Parties) product, process, or service an Other Invention owned by Employee or in which Employee has an interest, Employee hereby grants to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, transferable, sublicensable, worldwide license to reproduce, make derivative works of, distribute, perform, display, import, make, have made, modify, use, sell, offer to sell, and exploit in any other way such Other Invention, and to practice any method related thereto.
5.Conflicting Obligations
A.Current Obligations. Employee agrees that during the term of Employee’s employment with the Company, Employee will not engage, directly or indirectly, in any other business or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will Employee engage in any other activities that conflict with Employee’s obligations to the Company; provided, however, that in the event that Employee’s position is reduced to part-time, Employee may provide legal services to clients other than the Company, subject to the Company’s consent to any clients that may reasonably pose a conflict of interest.
B.Prior Relationships. Without limiting Section 5.A, Employee represents and warrants to the Company that Employee has no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Employee’s obligations to the Company under this Agreement, or Employee’s ability to become employed and perform the services for which Employee is being hired by the Company. Employee further agrees that if Employee has signed a confidentiality agreement or similar type of agreement with any former employer or other entity, Employee will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. Employee represents and warrants that after undertaking a careful search (including searches of Employee’s computers, cell phones, electronic devices, and documents), Employee has returned all property and confidential information belonging to all prior employers (and/or other third parties for which Employee has performed services in accordance with the terms of any applicable agreement). Moreover, Employee agrees to fully indemnify the Company Parties, and their directors, officers, agents, employees, investors, shareholders, administrators, and divisions for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from Employee’s breach of Employee’s obligations under any agreement with a third party to which Employee is a party or obligation to which Employee is bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.
6.Company Property and Materials

A.Definition of Electronic Media Equipment and Electronic Media Systems. Employee understands that “Electronic Media Equipment” includes, but is not limited to, computers, external storage devices, thumb drives, handheld electronic devices, telephone equipment, and other electronic media devices. Employee understands that “Electronic Media Systems” includes, but is not limited to, computer servers, messaging and email systems or accounts, and web-based services (including cloud- based information storage accounts), whether provided for Employee’s use directly by the Company or by third-party providers on behalf of the Company.
B.Return of Company Property. Employee understands that anything that Employee created or worked on for any of the Company Parties during Employee’s employment with the Company belongs solely to the Company and that Employee cannot remove, retain, or use such information without the Company’s express written permission. Accordingly, upon request by the Company and upon the Employee’s separation from employment with the Company, Employee agrees to immediately deliver to Energy Service Experts, and not to keep in Employee’s possession, recreate, or deliver to anyone else, any and all property belonging to any of the Company Parties, including, but not limited to, Company Confidential Information, Third Party Confidential Information, all Company equipment including all Company Electronic Media Equipment, all tangible embodiments of the Inventions, all electronically stored information and passwords to access such property, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items, including, without limitation, those records maintained pursuant to Section 4.D.
C.Return of Company Information on Company Electronic Media Equipment. In connection with Employee’s obligation to return information to the Company, Employee agrees not to copy, delete, or alter any information, including personal information voluntarily created or stored, contained upon Employee’s Company Electronic Media Equipment before Employee returns the information to the Company. In addition, if Employee has used any personal Electronic Media Equipment or personal Electronic Media Systems to create, receive, store, review, prepare, or transmit any Company information, including but not limited to, Company Confidential Information, Employee agrees to make a prompt and reasonable search for such information in good faith, including reviewing any personal Electronic Media Equipment or personal Electronic Media Systems to locate such information and, if Employee locates such information, Employee agrees to notify the Company of that fact and then provide the Company with a computer-useable copy of all such Company information from those equipment and systems. Employee agrees to cooperate reasonably with the Company to verify that the necessary copying is completed (including upon request providing a sworn declaration confirming the return of property and deletion of information), and, upon confirmation of compliance by the Company, Employee agrees to delete and expunge all Company information.
D.No Expectation of Privacy in Company Property. Employee understands that Employee has no expectation of privacy in Company property, and Employee agrees that any property situated on the Company’s premises, or held by third-party providers for the benefit of the company, is subject to inspection by Company personnel at any time with or without further notice. Employee also understands and agrees that as it relates to the Company’s desire to protect its confidential and proprietary information, Employee has no expectation of privacy as to any personal Electronic Media Equipment or personal Electronic Media Systems that Employee has used for Company purposes. Employee further agrees that the Company, at its sole discretion, may have access to such personal Electronic Media Equipment or personal Electronic Media Systems to retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems. Employee also consents to an exit interview and an audit to confirm compliance with this Section 6, and Employee will certify in writing that Employee has complied with the requirements of this Section 6.
E.Waiver of Statutory Information Rights. Employee hereby waives any current or future rights Employee may have under Section 220 of the Delaware General Corporation Law (and similar rights under other applicable law) to inspect, or make copies and extracts from, the Company’s stock ledger, any list of its stockholders, or any other books and records of any of the Company Parties, in Employee’s capacity as a holder of stock, shares, units, options, or any other equity instrument, to the maximum extent permitted by law.
F.Company Obligations Regarding Directors and Officers Insurance. During the term hereof, and for all periods applicable to Employee’s employment with the Company, the Company shall have the obligation to obtain and maintain directors’ and officers’ insurance covering Employee in his capacity as an officer of the Company.
7.No Solicitation

A.No Solicitation.
(1)Non-Solicitation of Customers. Employee agrees that, during Employee’s employment for the Company and for a period of three (3) months immediately following the ending of Employee’s relationship with the Company (the “Restriction Period”), Employee shall not contact, or cause to be contacted, directly or indirectly, or engage in any form of oral, verbal, written, recorded, transcribed, or electronic communication with any customer with whom Employee had contact relating to the business of the Company, or about whom Employee had or has access to Company Confidential Information, (“Customer”), for the purposes of conducting business that is competitive or similar to that of any of the Company Parties or for the purpose of disadvantaging any of the Company Parties’ business in any way. Employee acknowledges and agrees that the Customers did not use or inquire of the Company’s services solely as a result of Employee’s efforts, and that the efforts of other Company personnel and resources are responsible for the Company’s relationship with the Customers. Employee further acknowledges and agrees that the identity of the Customers is not readily ascertainable or discoverable through public sources, and that the Company’s list of Customers was cultivated with great effort and secured through the expenditure of considerable time and money by the Company.
(2)Non-Solicitation of Employees. Employee understands and acknowledges that the Company has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Company. Employee agrees that, during the Restriction Period, Employee will not directly or indirectly hire, solicit, or recruit, or attempt to hire, solicit, or recruit, any employee of the Company to leave their employment with the Company, nor will Employee contact any employee of the Company, or cause an employee of the Company to be contacted, for the purpose of leaving employment with the Company.
(3)Non-Solicitation of Others. Employee agrees that, during the Restriction Period, Employee will not solicit, encourage, or induce, or cause to be solicited, encouraged or induced, directly or indirectly, any franchisee, joint venture, supplier, vendor, or contractor who conducted business with any of the Company Parties at any time during the preceding two year period, to terminate or adversely modify any business relationship with any of the Company Parties or not to proceed with, or enter into, any business relationship with any of the Company Parties, nor shall Employee otherwise interfere with any business relationship between any of the Company Parties and any such franchisee, joint venture, supplier, vendor or contractor.
B.Acknowledgements. Employee acknowledges that Employee will derive significant value from the Company’s agreement to provide Employee with previously undisclosed Company Confidential Information to enable Employee to optimize the performance of Employee’s duties to the Company. Employee further acknowledges that Employee’s fulfillment of the obligations contained in this Agreement, including, but not limited to, Employee’s obligation neither to disclose nor to use Company Confidential Information other than for the Company’s exclusive benefit and Employee’s obligations not to solicit contained in subsection (A) above, is necessary to protect Company Confidential Information and, consequently, to preserve the value and goodwill of the Company Parties. Employee also acknowledges the time, geographic, and scope limitations of Employee’s obligations under subsection

(A) above are fair and reasonable in all respects, especially in light of the Company’s need to protect Company Confidential Information and the international scope and nature of the Company’s business, and that Employee will not be precluded from gainful employment if Employee is obligated not to solicit
Company customers or others during the period as described above. In the event of Employee’s breach or violation of this Section 7, or good faith allegation by the Company of Employee’s breach or violation of this Section 7, the restricted periods set forth in this Section 7 shall be tolled until such breach or violation, or dispute related to an allegation by the Company that Employee has breached or violated this Section 7, has been duly cured or resolved, as applicable.
C.Separate Covenants. The covenants contained in subsection (A) above shall be construed as a series of separate covenants, one for each city, county and state of the United States. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsection (A) above. If, in any judicial or arbitral proceeding, a court or arbitrator refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be revised, or if revision is not permitted it shall be eliminated from this Agreement, to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of subsection (A) above are deemed to exceed the time, geographic, or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic, or scope limitations, as the case may be, then permitted by such law. In the event that the applicable court or arbitrator does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
1.Notification of New Employer

In the event that Employee’s employment with the Company ends, Employee hereby consents to notification by the Company to Employee’s new and prospective employers about Employee’s obligations under this Agreement.
2.Use of Name & Likeness
Employee authorizes the Company to use, reuse, and to grant others the right to use and reuse, Employee’s name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation thereof, in any form of media or technology now known or hereafter developed, during Employee’s employment, for any purposes related to the Company’s business, such as marketing, advertising, credits, and presentations.
3.Conflict of Interest Guidelines

Employee agrees to diligently adhere to all policies of the Company, including the Company’s insider trading policies and the Company’s Conflict of Interest Guidelines, as may be revised from time to time. A copy of the Company’s current Conflict of Interest Guidelines is attached as Exhibit B hereto.

4.Representations
Without limiting Employee’s obligations under Section 4.E above, Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Employee represents and warrants that Employee’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by Employee in confidence or in trust prior to employment by the Company. Employee hereby represents and warrants that Employee has not entered into, and will not enter into, any oral or written agreement in conflict herewith.
5.AUDIT

Employee acknowledges that Employee has no reasonable expectation of privacy in any computer, handheld device, telephone, voicemail, email or other technology system that is used to conduct the business of any of the Company Parties. All information, data, and messages created, received, sent, or stored in these systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to Employee, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business- related purposes in the Company’s sole discretion. Employee understands that Employee is not permitted to add any unlicensed, unauthorized, or non-compliant applications to any of the Company Parties’ technology systems, including, without limitation, open source or free software not authorized by the Company, and that Employee shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. Employee understands that it is Employee’s responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which Employee will have access in connection with Employee’s employment.
Employee is aware that the Company has or may acquire software and systems that are capable of monitoring and recording all Company network traffic to and from any computer, handheld device, telephone, voicemail, email, or other technology system Employee may use to access the Company’s internal networks. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through these systems with or without notice to Employee and/or in Employee’s absence. This includes, but is not limited to, all e-mail messages sent or received, all website visits, all chat sessions, all news group activity (including groups visited, messages read, and postings by Employee), and all file transfers into and out of the Company’s internal networks. The Company further reserves the right to retrieve previously deleted messages from e-mail or voicemail and monitor usage of the Internet, including websites visited and any information Employee has downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.
6.Mandatory Arbitration
A.Arbitration. IN EXCHANGE FOR THE MUTUAL PROMISES CONTAINED IN THIS AGREEMENT, AND AS A CONDITION OF EMPLOYEE’S EMPLOYMENT WITH THE COMPANY, THE COMPANY PARTIES AND EMPLOYEE MUTUALLY CONSENT TO THE RESOLUTION BY ARBITRATION OF ALL DISPUTES, CONTROVERSIES, OR CLAIMS (“CLAIMS”), PAST, PRESENT, OR FUTURE, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS ARISING OUT OF, RELATING TO, OR RESULTING FROM EMPLOYEE’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, THE ENDING OF EMPLOYEE’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, OR THAT THE COMPANY PARTIES MAY HAVE AGAINST EMPLOYEE OR THAT EMPLOYEE MAY HAVE AGAINST ANY OF THE FOLLOWING: (1) THE COMPANY PARTIES, AS DEFINED IN THIS AGREEMENT, (2) THE COMPANY PARTIES’ OFFICERS, DIRECTORS, EMPLOYEES, OR AGENTS IN THEIR CAPACITY AS SUCH OR OTHERWISE, (3) BENEFIT PLANS OF THE COMPANY PARTIES, AND/OR (4) ALL SUCCESSORS OR ASSIGNS OF ANY OF THEM.
(1)The Federal Arbitration Act shall govern this Agreement, which evidences a transaction involving commerce.
(2)Covered Claims. The only claims that are subject to arbitration are those that, in the absence of this Agreement, would have been justiciable under applicable state or federal law. The claims subject to arbitration include, but are not limited to: claims for breach of any contract or covenant, including but not limited to any breach of this Agreement, tort claims, claims for wages or other compensation due, claims incidental to the employment relationship but arising after that relationship ends, claims for wrongful termination, discrimination, or harassment, claims for violation of any federal, state, local, or other governmental law, statute, regulation, or ordinance, except claims excluded in the next section titled “Claims Not Subject to Arbitration.”
(3)Claims Not Subject to Arbitration. Claims for workers’ compensation benefits, unemployment compensation benefits, or any other claims that, as a matter of law, the Parties cannot agree to arbitrate, are not subject to arbitration. The Parties may also pursue initial injunctive relief in a court of competent jurisdiction where either Party alleges or claims a violation of this Agreement or any other agreement regarding trade secrets, confidential information, non-competition, or non-solicitation. Employee understands that any breach or threatened breach of such an agreement will cause irreparable injury and that money damages will not provide an adequate remedy therefor and the Parties hereby consent to the issuance of an injunction without posting of a bond. In the event either Party seeks injunctive relief, the prevailing Party shall be entitled to recover reasonable costs and attorneys’ fees without regard for the prevailing Party in the final judgment, if any. Such attorneys’ fees and costs shall be recoverable on written demand at any time, including but not limited to, prior to entry of a final judgment, if any, by the court, and must be paid within thirty (30) days after demand or else such amounts shall be subject to the accrual of interest at a rate equal to the maximum statutory rate.
(4)Administrative Relief. Employee understands that nothing in this Agreement prohibits Employee from pursuing an administrative claim with a local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, including but not limited to, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the Workers’ Compensation Board. This Agreement does, however, preclude Employee from pursuing court action regarding any such claim, except as permitted by law.
B.Class Action Waiver. The Parties agree that there will be no right or authority for any dispute to be brought, heard, or arbitrated as a class action and/or as a collective action (“Class Action Waiver”), and that the Arbitrator shall not have any authority to hear or arbitrate any such dispute. The interpretation, applicability, enforceability, or formation of this Class Action Waiver, including but not limited to any claim that all or part of this Class Action Waiver is void or voidable, may be determined only by a court and not by an arbitrator. Notwithstanding this Class Action Waiver, the Company and Employee agree that Employee is not waiving Employee’s rights under Section 7 of the National Labor Relations Act.
C.Procedure. The arbitration shall be administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”), and except as provided in this Agreement, shall be in accordance with the Employment Arbitration Rules & Procedures (the “JAMS Rules”) in effect at the time the arbitration is commenced, provided, however, that the JAMS Rules shall not contradict or otherwise alter the terms of this Agreement, including but not limited to the below cost-sharing provision.
(1)The arbitration shall be before a single arbitrator selected in accordance with the applicable JAMS Rules, and the Arbitrator shall be a former federal or state court judge. Unless the Parties agree otherwise, the arbitration shall take place in Harris County, Texas.
(2)Discovery in any arbitration proceeding shall be conducted in accordance with the JAMS Rules. The Arbitrator shall have exclusive authority to consider and enter orders concerning any issue arising related to the conduct of discovery. Each Party to this Agreement can petition and/or request that the Arbitrator allow additional discovery, and additional discovery may be conducted pursuant to the Parties’ mutual stipulation or as ordered by the Arbitrator. The Federal Rules of Evidence shall also apply to any arbitration proceeding.
(3)Employee understands that the Parties shall each pay an equal share of the costs and expenses of such arbitration (“Arbitration Costs”), except as prohibited by law, and understands that each Party shall separately pay its respective attorneys’ fees and costs. In the event that JAMS fails, refuses, or otherwise does not enforce the aforementioned arbitration costs-sharing provision, either Party may commence an action to recover such amounts against the non-paying Party in court and the non-paying Party shall reimburse the moving Party for the attorneys’ fees and costs incurred in connection with such action.
(4)The Arbitrator shall have the authority to consider and decide any motions brought by any Party, including motions to dismiss and/or motions for summary judgment, prior to the arbitration hearing, and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.
(5)The Arbitrator shall issue a written decision on the merits stating the essential findings and conclusions on which the Arbitrator’s award is based. Any arbitral award shall be final and binding upon the Parties. Judicial review shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 9-
11. The decision of the Arbitrator may be entered and enforced as a final and binding judgment in any court of competent jurisdiction.
(6)The Arbitrator may award any Party any remedy to which that Party is entitled under applicable law, but such remedies shall be limited to those that would be available to a party in a court of law for the claims presented to and decided by the Arbitrator. The Arbitrator shall apply the substantive law, including but not limited to applicable statutes of limitations, of Texas, or federal law, or both, as applicable to the claim(s) asserted. The Arbitrator is without jurisdiction to apply any different substantive law or law of remedies.
D.WAIVER OF TRIAL BY JURY. THE PARTIES UNDERSTAND AND FULLY AGREE THAT BY ENTERING INTO THIS AGREEMENT, THEY ARE GIVING UP THEIR RIGHT TO A JURY TRIAL AND THAT PURSUANT TO THE TERMS OF THIS AGREEMENT, THEY ARE AGREEING TO ARBITRATE CLAIMS COVERED BY THIS AGREEMENT.
E.Voluntary Nature of Agreement. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. EMPLOYEE FURTHER ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT AND ASKED ANY QUESTIONS NEEDED FOR EMPLOYEE TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT EMPLOYEE IS WAIVING THE RIGHT TO A JURY TRIAL. FINALLY, EMPLOYEE AGREES THAT EMPLOYEE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT.
8.Miscellaneous

A.Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the state of Texas, without regard to any conflicts-of-law principles. Any action or proceeding by either of the Parties seeking injunctive relief in aid of arbitration or seeking to enforce an arbitration award shall be brought only in a state or federal court located in Harris County, Texas.
B.Assignability. This Agreement shall not be assigned without the prior written consent of the other party hereto Notwithstanding anything to the contrary herein, Energy Service Experts may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Energy Service Experts’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise. There are no intended third-party beneficiaries to this Agreement, except as may be expressly otherwise stated. For avoidance of doubt, the Company’s successors and assigns are authorized to enforce the Company’s rights under this Agreement.
C.Entire Agreement. This Agreement, together with the Exhibits hereto, sets forth the entire agreement and understanding between the Company and Employee with respect to Employee’s employment with the Company and the other subject matters herein, and supersedes all prior written and oral agreements, discussions, or representations between the Parties, including, but not limited to, any representations made during Employee’s interview(s) or relocation negotiations. Employee represents and warrants that Employee is not relying on any statement or representation not contained in this Agreement.
Any subsequent change or changes in Employee’s duties, salary, compensation, conditions, or any other terms of Employee’s employment will not affect the validity or scope of this Agreement. This Agreement shall survive the termination of Employee’s assignment/employment and the expiration of any benefit.
D.Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
E.Severability. If any provision of this Agreement is adjudged to be void or voidable or otherwise unenforceable, in whole or in part, such provision shall be severed from this Agreement, and the adjudication shall not affect the validity of the remainder of the Agreement.
F.Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the President or CEO of Energy Service Experts and Employee. A waiver of one or more provisions of this Agreement by any Party shall not be a waiver of the entire Agreement, and waiver by Energy Service Experts of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
G.Survivorship. The rights and obligations of the parties to this Agreement will survive termination of Employee’s employment with the Company.
9.Protected Activity Not Prohibited
Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board. Notwithstanding any restrictions set forth in this Agreement, Employee understands that Employee is not required to obtain authorization from the Company prior to disclosing information to, or communicating with, such agencies, nor is Employee obligated to advise the Company as to any such disclosures or communications. Notwithstanding the foregoing, in making any such disclosures or communications, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the relevant government agencies. Employee further understands that “Protected Activity” does not include the disclosure of any of the Company Parties’ attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement.

[SIGNATURE PAGE TO ESE AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT]

EMPLOYEE:

Date:

1/1/22

Jonathan M. Norling

/s/ Jonathan M. Norling_____

Signature

SOLAR SERVICE EXPERTS, LLC, d/b/a Energy Service Experts:

Date: 1/1/22

Christian Fong

/s/ Christian Fong______

Signature

EXHIBIT A
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description
1/1/22

     No inventions or improvements
     Additional Sheets Attached

Date:

Jonathan M. Norling

/s/ Jonathan M. Norling
Signature

EXHIBIT B
ENERGY SERVICE EXPERTS CONFLICT OF INTEREST GUIDELINES
It is the policy of Energy Service Experts to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees, and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations that must be avoided:

1.Revealing confidential information to outsiders or misusing confidential information in violation of the At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement. Unauthorized divulging of information in violation of the At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement elaborates on this principle and is a binding agreement.)
2.Accepting or offering substantial gifts, excessive entertainment, favors, or payments that may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.
3.Participating in civic or professional organizations that might involve divulging confidential information of the Company.
4.Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5.Initiating or approving any form of personal or social harassment of employees.
6.Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7.Borrowing from or lending to employees, customers, or suppliers.

8.Acquiring real estate of interest to the Company.

9.Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.
10.Unlawfully discussing prices, costs, customers, sales, or markets with competing companies or their employees.

11.Making any unlawful agreement with distributors with respect to prices.
12.Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.

Each officer, employee, and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning. Employee understands that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.

Protected Activity Not Prohibited. Nothing in these guidelines shall in any way limit or prohibit an employee from engaging for a lawful purpose in any Protected Activity. For purposes of these guidelines, “Protected Activity” shall mean filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board. Notwithstanding any restrictions set forth in these guidelines, an employee is not required to obtain authori1z/a1t/i2on2 from the Company prior to disclosing information to, or communicating with, such agencies, nor is an employee obligated to advise the Company as to any such disclosures or communications.
Notwithstanding the foregoing, in making any such disclosures or communications, each employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the relevant government agencies. Each employee further understands that “Protected Activity” does not include the disclosure of any of the Company Parties’ attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a violation of these guidelines.

EXHIBIT C
GENERAL RELEASE AGREEMENT

1.I acknowledge that my employment with Solar Service Experts, LLC, dba Energy Service Experts
(the “C1o/1mpany”) ended on [Separation Date] and that I have received all wages to which I am entitled. I understand that I am eligible to receive from the Company a gross lump-sum payment of $     (the
“Termination Payment”), which is subject to all withholdings and payroll deductions required by law. I understand that as a condition of receiving the Termination Payment to which I am not otherwise entitled, I will be required to sign this General Release Agreement (the “Agreement”) and not revoke my acceptance.

2.I understand that the terms of this Agreement will become effective and enforceable eight days after I sign it, unless before then I revoke my acceptance in writing and deliver my written revocation to the Company, in which case I will not be entitled to receive the Termination Payment. I further understand that the Company or one of the other Company Parties will pay the Termination Payment to me no later than 5 business days after this Agreement becomes effective and enforceable. I acknowledge and agree that the Company has no legal obligation to provide the Termination Payment offered to me. Signing this Agreement constitutes my agreement to all terms and conditions set forth in it and is in consideration of the Company’s agreement to provide the Termination Payment.

3.In consideration of the Termination Payment, I also agree that I will not disclose the fact or terms of this Agreement to any persons other than my spouse, attorneys, and accountant or tax-return preparer, if any, if those persons have agreed to keep such information confidential.

4.I acknowledge and agree that I forever waive the right to participate in any class or collective action against the Company or any of the other Company Parties with respect to any claim or cause of action arising from my employment or the ending of my employment with the Company or any of the other Company Parties. I further acknowledge and agree that I forever waive any right to recover, and I will not request or accept, anything of value from the Company or any of the other Company Parties arising out of or connected in any way with my employment or the ending of my employment with the Company or any of the other Company Parties, the employment practices of the Company or any of the other Company Parties, or with any other act, conduct, or omission of the Company or any of the other Company Parties, other than the Termination Payment, whether sought directly by me or by any government agency, individuals, or group of individuals on my behalf. Notwithstanding the foregoing, I understand that this Agreement does not limit my right to receive an award for information I provide to a government agency nor does this provision prevent me from participating in or assisting any governmental entity in investigating any matters relating to the Company Parties.

5.In further consideration of the Termination Payment, I agree not to make to any other person or entity any statement (whether oral, written, electronic, anonymous, on the Internet, or otherwise) that directly or indirectly impugns the quality or integrity of the Company’s or any of the other Company Parties’ business or employment practices, or any other disparaging or derogatory remarks about the Company or any of the other Company Parties. Company and Company Parties likewise agree to not to make to any other person or entity any statement (whether oral, written, electronic, anonymous, on the Internet, or otherwise) that directly or indirectly impugns the quality or integrity of the undersigned. Nothing in this provision restricts my right to discuss or report claims of sexual harassment or misconduct in the workplace as provided by law.

6.In further consideration of the Termination Payment, and without further consideration, I agree to cooperate fully and completely with the Company and any of the other Company Parties with respect to matters on which I worked during my employment and to assist with pending or future investigations, proceedings, or litigation, public or private, involving the Company or any of the other Company Parties on matters about which I have personal knowledge. This obligation includes my promptly meeting with representatives of the Company or the other Company Parties, either personally or by telephone, at reasonable times upon their request and without unreasonable interference with my employment or personal activities, and providing information and, when applicable, testimony, that is truthful, accurate, and complete, according to information known to me.
7.In further consideration of the Termination Payment, I agree that the Company and the other Company Parties have no obligation to employ, hire, or rehire me, to consider me for employment, or to deal with me with regard to employment or potential employment. In exchange for the Company’s promises set forth in this Agreement, I agree that (a) I will never apply for or otherwise seek employment by the Company or any of the other Company Parties at any location, and (b) my agreement not to seek employment with the Company or any of the other Company Parties is voluntary, contractual, and not the result of unlawful discrimination or retaliation.

8.I acknowledge that I have returned to the Company all of its or any of the other Company Parties’ property and further agree to deliver immediately to the Company any such additional items that I may discover in my possession, and acknowledge that Company has returned to me any property I may have left on the Company’s premises. I further acknowledge that I have been paid all wages and compensation to which I was otherwise entitled during my employment (including being paid for all hours worked, if applicable). [insert here if individual signing document has equity interest: I have [equity interest] in the Company [insert equity interest details here]]

9.I acknowledge that all of the documents and information to which I had access during my employment, including but not limited to all trade secrets, information pertaining to employees of the Company or any of the other Company Parties, or specific transactions in which the Company or any of the other Company Parties was, is, or may be involved, all information concerning the matters on which I worked while employed by the Company or any of the other Company Parties, and in general all other information concerning the business and operations of the Company or any of the other Company Parties, are confidential and may not be disseminated or disclosed by me to any other parties, except as may be authorized in writing by the Company or as required by law or valid subpoena. In the event I am served with a subpoena or it appears that I will be compelled by law or judicial process to disclose such confidential information, I agree to immediately notify the Company’s General Counsel. Notwithstanding the foregoing, I understand that I am not required to notify the Company or any of the other Company Parties that I have been served a subpoena, or otherwise compelled by law or judicial process, to disclose confidential information as part of any governmental investigation.
10.I understand that nothing in this Agreement precludes me from (i) voluntarily filing a charge or complaint with, providing truthful information to, or cooperating with an investigation conducted by a government agency, (ii) providing information to my attorney (if any), (iii) making statements under oath or giving truthful testimony in a legal proceeding or as required by law or valid legal process, such as by a subpoena or court order, (iv) disclosing a trade secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose of reporting or investigating a suspected violation of law, or in a document filed under seal in a lawsuit or other proceeding, and I cannot be held criminally or civilly liable under any federal or state trade secret law for such a disclosure, or
(v) engaging in any other legally protected activity. I further understand that I am not required to notify the Company or any of the other Company Parties before or if I engage in any such permitted activities.

11.I acknowledge that offering me the Termination Payment is not an admission by the Company or the other Company Parties of any wrongdoing on the part of the Company or me, and in fact the Company and the other Company Parties specifically deny any wrongdoing.

12.I acknowledge that: (i) I have read this Agreement; (ii) by this paragraph, the Company specifically has advised me to consult an attorney and I have had the opportunity to consult an attorney; (iii) I received this Agreement on [DATE AGREEMENT WAS PROVIDED], and have had at least 21 days to consider and fully understand the meaning and effect of my action in signing this Agreement; (iv) my signing of this Agreement is knowing, voluntary, and based solely on my own judgment in consultation with my attorney, if any; and (v) I am not relying on any written or oral statement or promise other than as set out in this Agreement. I acknowledge that the Termination Payment is not otherwise due or owing to me under any separate document, policy or oral agreement.

13.I understand that I may rescind my assent to this Agreement if, within seven (7) days after I sign this Agreement, I deliver by hand or send by mail (certified, return receipt and postmarked within such 7- day period) a notice of rescission to the undersigned. The eighth day following my signing of this Agreement without rescission is the “Effective Date” of this Agreement.
14.This Agreement contains and constitutes the entire understanding and agreement between the Company and me with respect to its subject matter, and may not be released, discharged, abandoned, supplemented, changed, or modified in any manner except by a writing of concurrent or subsequent date signed by both an authorized Company official and me. This Agreement is governed by and construed in accordance with the laws of the State of Texas without regard to its rules regarding conflict of laws. Exclusive venue for purposes of any dispute, controversy, claim, or cause of action between the parties concerning, arising out of, or related to this Agreement or my employment with the Company or any of the other Company Parties is in any state or federal court of competent jurisdiction presiding over Harris County, Texas. Nothing in this Agreement, however, precludes either party from seeking to remove a civil action from any state court to federal court.
AGREED:

_________________________                __________________________
[Name]    Date